EXHIBIT 99.3

AGREEMENT AND POWER OF ATTORNEY

WHEREAS, the undersigned are beneficial owners, as determined pursuant to Rule 13d-3 of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended, of certain shares of Class B Common Stock, $.01 par value, of The Neiman Marcus Group, Inc. (“Class B Common Stock”).

WHEREAS, the undersigned are party to that certain Stockholders Agreement dated May 1, 2005 (the “Stockholders Agreement”), pursuant to which the undersigned, along with certain other individuals and trustees, have agreed to act together with respect to the Class B Common Stock for the purposes set forth in the Stockholders Agreement.

NOW, THEREFORE, the undersigned agree that:

A joint statement containing the information required by Schedule 13D/A shall be filed with the Securities and Exchange Commission on behalf of each of the undersigned.

The undersigned hereby severally constitute and appoint Richard A. Smith and Mark D. Balk and each of them singly, our true and lawful attorneys, with full power to them, and each of them to sign for us, and in our names, the Schedule 13D/A relating to the shares of Class B Common Stock owned by us and any and all amendments thereto filed or to be filed with the Securities and Exchange Commission with respect to any agreement entered into by us relating to the Class B Common Stock owned by us, hereby ratifying and confirming our signatures as they may be signed by our said attorneys to said Schedule 13D/A and any and all amendments thereto.

Richard and Susan Smith Family Foundation

/s/ Richard A. Smith
By: Richard A. Smith

Richard and Susan Smith 1990 Charitable Trust

/s/ Richard A. Smith
By: Richard A. Smith

Nancy Lurie Marks Family Foundation

/s/ Mark D. Balk
By: Mark D. Balk

C.J.L. Charitable Foundation

/s/ Cathy J. Lurie
By: Cathy J. Lurie

Amy Smith and John G. Berylson Charitable Foundation

/s/ John G. Berylson
By: John G. Berylson

Robert and Dana Smith Charitable Foundation

/s/ Robert A. Smith
By: Robert A. Smith

Knez Family Foundation

/s/ Brian J. Knez
By: Brian J. Knez

A-D-R Charitable Foundation and Trust U/D/T dated 11/1/68

/s/ Mark D. Balk
By: Mark D. Balk